Exhibit 15.1

Tel:+27 011 488 1700 Fax:+27 010 060 7000 www.bdo.co.za	Wanderers Office Park 52 Corlett Drive Illovo, 2196 Private Bag X60500 Houghton, 2041 South Africa

Consent of Independent Registered Public Accounting Firm

Caledonia Mining Corporation Plc

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-281436) of Caledonia Mining Corporation Plc (“the Company”) of our report dated April 23, 2026, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 20-F.

/s/ BDO South Africa Incorporated

Johannesburg, Republic of South Africa

April 23, 2026

BDO South Africa Incorporated

Registration number: 1995/002310/21

Practice number: 905526

VAT number: 4910148685

Chief Executive Officer: LD Mokoena

A full list of all company directors is available on www.bdo.co.za

The company’s principal place of business is at The Wanderers Office Park, 52 Corlett Drive, Illovo, Johannesburg where a list of directors’ names is available for inspection. BDO South Africa Incorporated, a South African personal liability company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.